Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2023 Results

Company uses its strong cash generation to invest in its integrated marketing platform, strengthen its balance sheet through debt reduction, and repurchase Quad shares

SUSSEX, WI, October 31, 2023 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the third quarter ended September 30, 2023.

Recent Highlights

•Reported Net Sales of $700 million in the third quarter of 2023 compared to $830 million in the third quarter of 2022, and Net Loss of $3 million in the third quarter of 2023, or $0.06 diluted loss per share, compared to Net Earnings and diluted earnings per share of $14 million and $0.27 in the third quarter of 2022, respectively.
•Achieved Adjusted EBITDA of $57 million in the third quarter of 2023 compared to Adjusted EBITDA of $69 million in the third quarter of 2022, and Adjusted EBITDA of $168 million in the nine months ended September 30, 2023, compared to Adjusted EBITDA of $173 million in the same period in 2022.
•Delivered Adjusted Diluted Earnings Per Share of $0.11 in the third quarter of 2023, compared to $0.32 in the third quarter of 2022, and in the nine months ended September 30, 2023, delivered Adjusted Diluted Earnings Per Share of $0.28 compared to $0.49 in the same period in 2022.
•Increased Net Cash Provided by Operating Activities by $71 million for the nine months ended September 30, 2023, compared to the same period in 2022.
•Increased Free Cash Flow by $61 million for the nine months ended September 30, 2023, compared to the same period in 2022, including $27 million of Free Cash Flow generation in the third quarter of 2023.
•Reduced Net Debt by $132 million over the last 12 months to end the third quarter with a Debt Leverage Ratio of 2.36x, which is within the company’s long-term targeted leverage range of 2.0x – 2.5x.
•Updated full-year 2023 financial guidance, lowering the range for Net Sales while narrowing and maintaining the original mid-points of guidance ranges for Adjusted EBITDA and Free Cash Flow and reaffirming the year-end Debt Leverage Ratio.
•Returned capital to shareholders by repurchasing 5.5 million shares of Quad Class A common stock since commencing buybacks in 2022, including 2.4 million shares in 2023, representing approximately 10% of Quad’s March 31, 2022 outstanding shares.

Joel Quadracci, Chairman, President and CEO of Quad, said: “Our flexible operating model and disciplined approach to managing all aspects of our business enabled us to deliver consistent, year-over-year EBITDA margins, strong Free Cash Flow and reduce debt despite a challenging revenue environment that led us to lower our annual Net Sales guidance. We are on track to achieve our Adjusted EBITDA, Free Cash Flow and Debt Leverage Ratio guidance and, by year end, will have reduced debt by over $560 million or 55% since January 1, 2020. With our strong balance sheet, we are able to continue making strategic investments in our business, accelerate our competitiveness as a marketing experience company, and position the business for improved growth opportunities as the economy improves, while returning capital to shareholders.

“Our distinction as a marketing experience, or MX, company resonates with brands and marketers because we seamlessly unite all the essential resources required for frictionless, scalable marketing execution. Our unparalleled integrated marketing platform provides our clients with a better marketing experience so they can focus on delivering the best customer experience.

“As we continue to scale our integrated marketing offering, print will remain a core component of our business and the largest portion of our revenue mix. While we remain confident in our ability to manage for short-term cyclical impacts as well as long-term expected organic declines in certain print product lines, such as retail inserts, we are focused on driving investment in the complementary areas of data and analytics, media, client technology and more to ensure we fulfill our clients’ ever-expanding marketing needs.

“As we close out 2023, we remain focused on delivering superior service to our clients while driving profitability, further enhancing our financial strength and returning capital to shareholders through opportunistic share repurchases. We will continue to prioritize growth, including bringing aboard experienced business professionals who can market and sell into our critical growth verticals. As always, we remain committed to creating a better, more purposeful and sustainable way forward for all our stakeholders.”

Summary Results

Results for the third quarter ended September 30, 2023, include:

•Net Sales — Net Sales were $700 million in the third quarter of 2023, a decrease of 16% compared to the same period in 2022 primarily due to lower print, paper and logistics sales, as well as the 2022 divestiture of the Company’s Argentina print operations.

•Net Loss — Net Loss was $3 million in the third quarter of 2023 compared to Net Earnings of $14 million in the third quarter of 2022. The decrease is primarily due to lower sales, higher restructuring and impairment charges, increased interest expense from rising interest rates, and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted EBITDA — Adjusted EBITDA was $57 million in the third quarter of 2023 as compared to $69 million in the same period in 2022. The decrease was due to lower sales and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.11 in the third quarter of 2023, as compared to $0.32 in the third quarter of 2022, primarily due to lower adjusted net earnings and partially offset by the beneficial impact from the Company repurchasing Class A shares totaling approximately 10% of its outstanding shares beginning in the second quarter of 2022, for a total purchase price of $20 million.

Results for the nine months ended September 30, 2023, include:

•Net Sales — Net Sales were $2.2 billion in the nine months ended September 30, 2023, a decrease of 7% from the same period in 2022 primarily due to lower paper, logistics and print sales, as well as the 2022 divestiture of the Company’s Argentina print operations.

•Net Loss — Net Loss was $33 million in the nine months ended September 30, 2023, compared to Net Earnings of $18 million in the nine months ended September 30, 2022. The decrease is primarily due to lower sales, higher restructuring and impairment charges, increased interest expense from rising interest rates, and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted EBITDA — Adjusted EBITDA was $168 million in the nine months ended September 30, 2023, as compared to $173 million in the same period in 2022. The decrease was primarily due to lower sales and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.28 in the nine months ended September 30, 2023, compared to $0.49 in the same period in 2022.

•Net Cash Provided by (Used in) Operating Activities and Free Cash Flow — Net Cash Provided by Operating Activities was $41 million in the nine months ended September 30, 2023, as compared to Net Cash Used in Operating Activities of $30 million in the same period in 2022. Free Cash Flow improved $61 million from last year to negative $18 million in the nine months ended September 30, 2023, and included $27 million of Free Cash Flow generation in the third quarter of 2023. The increase in Free Cash Flow was primarily due to lower inventory as supply chain challenges improved and to strong receivables collections, and was generated despite $10 million of increased capital expenditures as the Company continues to progress on its automation initiatives. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

•Net Debt — Net Debt increased by $39 million to $584 million at September 30, 2023, as compared to $545 million at December 31, 2022, primarily due to the negative $18 million of Free Cash Flow and $10 million of Quad share buybacks in the nine months ended September 30, 2023. When removing seasonality, Net Debt decreased $132 million over the past twelve months.

2023 Guidance

The Company updates its full-year 2023 financial guidance as follows:

Financial Metric	Previous 2023 Guidance Range	Updated 2023 Guidance Range
Annual Net Sales Change	0% to 5% decline	7% to 9% decline
Full-Year Adjusted EBITDA	$210 million to $250 million	$220 million to $240 million
Free Cash Flow	$50 million to $90 million	$60 million to $80 million
Capital Expenditures	$65 million to $75 million	$70 million to $75 million
Year-End Debt Leverage Ratio (1)	Approximately 2.0x	Approximately 2.0x
(1) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, said: “Due to industry-wide print volume reductions, we are lowering our annual Net Sales guidance. Print volumes declined further than our projections in response to continued economic uncertainty, postal rate increases and the impact of rising interest rates on specific clients. Despite the top-line impact, our flexible business model and focus on cost management and labor productivity enabled us to maintain the midpoint of our guidance ranges for Adjusted EBITDA and Free Cash Flow. We continue to expect our Debt Leverage Ratio to be approximately 2.0x by the end of 2023, representing the low end of our long-term targeted debt leverage range of 2.0x-2.5x, and we intend to reduce debt further in 2024. We also remain committed to returning capital to shareholders through share repurchases and have completed $20 million of share buybacks since the second quarter of 2022. As always, we are nimble and ready to adapt to changes and challenges, while continuing our disciplined approach to managing all aspects of our business to enhance our financial strength and create shareholder value.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, November 1, to discuss third quarter and year-to-date 2023 results. The call will be hosted by Joel Quadracci, Quad Chairman, President & CEO, and Tony Staniak, Quad CFO. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10183686/facd806f20. Participants will be given a unique PIN to gain access to the call on November 1, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:
•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. Telephone playback will also be available until December 1, 2023, accessible as follows:
•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 5495660

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact of macroeconomic conditions, including inflation, rising interest rates and recessionary concerns, as well as ongoing supply chain challenges, labor availability and cost pressures, distribution challenges and the COVID-19 pandemic, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays; the failure to attract and retain qualified talent across the enterprise; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact negative publicity could have on our business and brand reputation; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States, including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization and restructuring, impairment and transaction-related charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a $3 billion global marketing experience company that gives brands a more streamlined, impactful, flexible and frictionless way to reach their target audience via a uniquely integrated marketing platform. Quad connects every facet of the marketing journey efficiently and at scale through its innovative, data-driven offerings – from strategy and consulting to data and analytics, technology solutions, media services, creative and content solutions, and managed services. Quad provides a better marketing experience for its clients, so they can focus on delivering the best customer experience.

Quad employs approximately 15,000 people in 14 countries worldwide and serves more than 2,900 clients across the retail, publishing, consumer packaged goods, financial services, healthcare, insurance and direct-to-consumer industries. Quad is ranked as a leader in multiple industries including largest agency companies (Ad Age, #14); largest commercial printers (Printing Impressions, #2); and largest Milwaukee-area manufacturers (Milwaukee Business Journal, #1).

For more information about Quad, including its commitment to ongoing innovation, culture and social purpose, visit quad.com.

Investor Relations Contact
Don Pontes
Executive Director of Investor Relations, Quad
916-532-7074
dwpontes@quad.com

Media Contact
Claire Ho
Director of Marketing Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Net sales	$700.2	$829.9
Cost of sales	560.8	673.5
Selling, general and administrative expenses	82.5	90.8
Depreciation and amortization	32.0	34.8
Restructuring, impairment and transaction-related charges	11.2	5.6
Total operating expenses	686.5	804.7
Operating income	13.7	25.2
Interest expense	17.7	12.1
Net pension income	(0.5)	(3.2)
Earnings (loss) before income taxes	(3.5)	16.3
Income tax expense (benefit)	(0.8)	2.6
Net earnings (loss)	$(2.7)	$13.7

Earnings (loss) per share
Basic and diluted	$(0.06)	$0.27

Weighted average number of common shares outstanding
Basic	48.0	50.1
Diluted	48.0	51.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Net sales	$2,169.8	$2,331.8
Cost of sales	1,748.1	1,911.2
Selling, general and administrative expenses	255.0	256.8
Depreciation and amortization	97.7	106.6
Restructuring, impairment and transaction-related charges	46.8	12.4
Total operating expenses	2,147.6	2,287.0
Operating income	22.2	44.8
Interest expense	51.0	32.3
Net pension income	(1.3)	(9.5)
Earnings (loss) before income taxes	(27.5)	22.0
Income tax expense	5.9	4.0
Net earnings (loss)	$(33.4)	$18.0

Earnings (loss) per share
Basic	$(0.68)	$0.35
Diluted	$(0.68)	$0.34

Weighted average number of common shares outstanding
Basic	48.8	51.2
Diluted	48.8	53.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2023 and December 31, 2022
(in millions)

	(UNAUDITED) September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$11.0	$25.2
Receivables, less allowance for credit losses	348.2	372.6
Inventories	234.4	260.7
Prepaid expenses and other current assets	41.8	46.0
Total current assets	635.4	704.5

Property, plant and equipment—net	648.0	672.1
Operating lease right-of-use assets—net	93.8	111.1
Goodwill	86.4	86.4
Other intangible assets—net	27.9	46.9
Other long-term assets	77.8	80.8
Total assets	$1,569.3	$1,701.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$411.9	$456.6
Other current liabilities	192.2	249.1
Short-term debt and current portion of long-term debt	154.0	61.1
Current portion of finance lease obligations	2.8	0.8
Current portion of operating lease obligations	24.4	27.8
Total current liabilities	785.3	795.4

Long-term debt	431.6	506.7
Finance lease obligations	6.3	1.6
Operating lease obligations	74.5	87.1
Deferred income taxes	6.2	9.3
Other long-term liabilities	122.0	128.8
Total liabilities	1,425.9	1,528.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	841.1	841.8
Treasury stock, at cost	(30.1)	(23.5)
Accumulated deficit	(551.9)	(518.5)
Accumulated other comprehensive loss	(117.1)	(128.3)
Total shareholders’ equity	143.4	172.9
Total liabilities and shareholders’ equity	$1,569.3	$1,701.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2023 and 2022
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net earnings (loss)	$(33.4)	$18.0
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	97.7	106.6
Impairment charges	15.8	0.6
Stock-based compensation	4.6	4.9
Gain on the sale or disposal of property, plant and equipment, net	(0.5)	(1.7)
Deferred income taxes	—	3.2
Other non-cash adjustments to net earnings (loss)	1.5	1.7
Changes in operating assets and liabilities—net of divestitures	(44.6)	(163.6)
Net cash provided by (used in) operating activities	41.1	(30.3)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(59.5)	(49.5)
Cost investment in unconsolidated entities	(0.7)	(2.9)
Proceeds from the sale of property, plant and equipment	7.9	4.0
Loan to an unconsolidated entity	(0.6)	—
Other investing activities	(4.5)	1.8
Net cash used in investing activities	(57.4)	(46.6)

FINANCING ACTIVITIES
Payments of current and long-term debt	(37.5)	(228.1)
Payments of finance lease obligations	(1.8)	(1.8)
Borrowings on revolving credit facilities	1,136.1	669.7
Payments on revolving credit facilities	(1,082.8)	(516.1)
Proceeds from issuance of long-term debt	0.6	2.1
Purchases of treasury stock	(10.2)	(10.0)
Equity awards redeemed to pay employees’ tax obligations	(1.7)	(2.5)
Payment of cash dividends	(0.1)	(1.4)
Other financing activities	(0.5)	(0.5)
Net cash provided by (used in) financing activities	2.1	(88.6)

Effect of exchange rates on cash and cash equivalents	—	(0.4)
Net decrease in cash and cash equivalents	(14.2)	(165.9)
Cash and cash equivalents at beginning of period	25.2	179.9
Cash and cash equivalents at end of period	$11.0	$14.0

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2023 and 2022
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2023
United States Print and Related Services	$608.0	$18.9	$10.7
International	92.2	4.2	0.6
Total operating segments	700.2	23.1	11.3
Corporate	—	(9.4)	(0.1)
Total	$700.2	$13.7	$11.2

Three months ended September 30, 2022
United States Print and Related Services	$713.1	$33.3	$3.8
International	116.8	5.6	1.6
Total operating segments	829.9	38.9	5.4
Corporate	—	(13.7)	0.2
Total	$829.9	$25.2	$5.6

Nine months ended September 30, 2023
United States Print and Related Services	$1,854.1	$38.0	$41.8
International	315.7	20.2	4.2
Total operating segments	2,169.8	58.2	46.0
Corporate	—	(36.0)	0.8
Total	$2,169.8	$22.2	$46.8

Nine months ended September 30, 2022
United States Print and Related Services	$2,013.6	$65.0	$7.1
International	318.2	15.5	4.5
Total operating segments	2,331.8	80.5	11.6
Corporate	—	(35.7)	0.8
Total	$2,331.8	$44.8	$12.4
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2023 and 2022
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Net earnings (loss)	$(2.7)	$13.7
Interest expense	17.7	12.1
Income tax expense (benefit)	(0.8)	2.6
Depreciation and amortization	32.0	34.8
EBITDA (non-GAAP)	$46.2	$63.2
EBITDA Margin (non-GAAP)	6.6%	7.6%

Restructuring, impairment and transaction-related charges (1)	11.2	5.6
Adjusted EBITDA (non-GAAP)	$57.4	$68.8
Adjusted EBITDA Margin (non-GAAP)	8.2%	8.3%
______________________________
(1)Operating results for the three months ended September 30, 2023 and 2022, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2023	2022
Employee termination charges (a)	$1.6	$1.2
Impairment charges (b)	5.2	0.5
Transaction-related charges (c)	0.5	0.3
Integration costs (d)	—	0.4
Other restructuring charges (e)	3.9	3.2
Restructuring, impairment and transaction-related charges	$11.2	$5.6
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2023 and 2022
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Net earnings (loss)	$(33.4)	$18.0
Interest expense	51.0	32.3
Income tax expense	5.9	4.0
Depreciation and amortization	97.7	106.6
EBITDA (non-GAAP)	$121.2	$160.9
EBITDA Margin (non-GAAP)	5.6%	6.9%

Restructuring, impairment and transaction-related charges (1)	46.8	12.4
Adjusted EBITDA (non-GAAP)	$168.0	$173.3
Adjusted EBITDA Margin (non-GAAP)	7.7%	7.4%
______________________________
(1)Operating results for the nine months ended September 30, 2023 and 2022, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2023	2022
Employee termination charges (a)	$16.6	$2.8
Impairment charges (b)	15.8	0.6
Transaction-related charges (c)	1.1	0.8
Integration costs (d)	1.0	0.4
Other restructuring charges (e)	12.3	7.8
Restructuring, impairment and transaction-related charges	$46.8	$12.4
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2023 and 2022
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Net cash provided by (used in) operating activities	$41.1	$(30.3)

Less: purchases of property, plant and equipment	59.5	49.5

Free Cash Flow (non-GAAP)	$(18.4)	$(79.8)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of September 30, 2023 and December 31, 2022
(in millions, except ratio)

	(UNAUDITED) September 30, 2023		December 31, 2022
Total debt and finance lease obligations on the condensed consolidated balance sheets	$594.7		$570.2
Less: Cash and cash equivalents	11.0		25.2
Net Debt (non-GAAP)	$583.7		$545.0

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$246.9		$252.2

Debt Leverage Ratio (non-GAAP)	2.36	x	2.16	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2023, and December 31, 2022, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2022 (a)	(UNAUDITED) September 30, 2023	(UNAUDITED) September 30, 2022	(UNAUDITED) September 30, 2023
Net earnings (loss)	$9.3	$(33.4)	$18.0	$(42.1)
Interest expense	48.4	51.0	32.3	67.1
Income tax expense	8.4	5.9	4.0	10.3
Depreciation and amortization	141.3	97.7	106.6	132.4
EBITDA (non-GAAP)	$207.4	$121.2	$160.9	$167.7
Restructuring, impairment and transaction-related charges	44.8	46.8	12.4	79.2
Adjusted EBITDA (non-GAAP)	$252.2	$168.0	$173.3	$246.9
______________________________
(a)Financial information for the year ended December 31, 2022, is included as reported in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on February 27, 2023.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Earnings (loss) before income taxes	$(3.5)	$16.3

Restructuring, impairment and transaction-related charges	11.2	5.6
Adjusted net earnings, before income taxes (non-GAAP)	7.7	21.9

Income tax expense at 25% normalized tax rate	1.9	5.5
Adjusted net earnings (non-GAAP)	$5.8	$16.4

Basic weighted average number of common shares outstanding	48.0	50.1
Plus: effect of dilutive equity incentive instruments (1)	2.7	1.5
Diluted weighted average number of common shares outstanding (non-GAAP)	50.7	51.6

Adjusted diluted earnings per share (non-GAAP) (2)	$0.11	$0.32

Diluted earnings (loss) per share (GAAP)	$(0.06)	$0.27
Restructuring, impairment and transaction-related charges per share	0.23	0.11
Income tax expense (benefit) from condensed consolidated statement of operations per share	(0.02)	0.05
Income tax expense at 25% normalized tax rate per share	(0.04)	(0.11)
Adjusted diluted earnings per share (non-GAAP) (2)	$0.11	$0.32
______________________________
(1)Effect of dilutive equity incentive instruments for the three months ended September 30, 2023 is non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Earnings (loss) before income taxes	$(27.5)	$22.0

Restructuring, impairment and transaction-related charges	46.8	12.4
Adjusted net earnings, before income taxes (non-GAAP)	19.3	34.4

Income tax expense at 25% normalized tax rate	4.8	8.6
Adjusted net earnings (non-GAAP)	$14.5	$25.8

Basic weighted average number of common shares outstanding	48.8	51.2
Plus: effect of dilutive equity incentive instruments (1)	2.1	1.8
Diluted weighted average number of common shares outstanding (non-GAAP)	50.9	53.0

Adjusted diluted earnings per share (non-GAAP) (2)	$0.28	$0.49

Diluted earnings (loss) per share (GAAP)	$(0.68)	$0.34
Restructuring, impairment and transaction-related charges per share	0.93	0.23
Income tax expense from condensed consolidated statement of operations per share	0.12	0.08
Income tax expense at 25% normalized tax rate per share	(0.09)	(0.16)
Adjusted diluted earnings per share (non-GAAP) (2)	$0.28	$0.49
______________________________
(1)Effect of dilutive equity incentive instruments for the nine months ended September 30, 2023 is non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.